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Exhibit 2.2

                                 AMENDMENT NO. 4
                                       TO
                              AMENDED AND RESTATED
                          AGREEMENT AND PLAN OF MERGER

         This Amendment No. 4 (this "AMENDMENT") is made as of this 2nd day of February, 2009, to that certain Amended and Restated Agreement and Plan of Merger, dated as of May 19, 2008, as amended (as so amended, the "MERGER AGREEMENT"), by and between World Waste Technologies, Inc., a California corporation ("WWT"), on the one hand, and Vertex Energy, LP, a Texas limited partnership ("VERTEX LP"), Vertex Energy, Inc., a Nevada corporation ("VERTEX NEVADA"), Vertex Merger Sub, LLC, a California limited liability company and wholly owned subsidiary of Vertex Nevada ("MERGER SUB"), and Benjamin P. Cowart, as agent ("AGENT") of the shareholders of Vertex Nevada, on the other hand. WWT, Vertex LP, Vertex Nevada, Merger Sub and the Agent are collectively referred to herein as the "PARTIES". Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Merger Agreement.

         WHEREAS, the Parties desire to make certain changes to the Merger Agreement.

         NOW, THEREFORE, in consideration of the mutual promises exchanged herein, the Parties agree as follows:

         1. Section 1.1 of the Merger Agreement is hereby amended by adding the definition of "Closing Balance" to read in its entirety as follows:

                           "CLOSING BALANCE" means $2.4 million, provided
                  however that if and only if the Bridge Note, including all interest accrued thereon, is repaid in full prior to the Closing, then the term "Closing Balance" shall mean $4.8 million."

         2. Section 1.1 of the Merger Agreement is hereby amended by adding the definition of "Bridge Note" to read in its entirety as follows:

                           "BRIDGE NOTE" means that certain $1,000,000 senior
                  secured promissory note dated as of February 2, 2009 issued by Vertex LP in favor of WWT."

         3. Section 1.1of the Merger Agreement is hereby amended and restated in its entirety to eliminate the defined term "ADVANCED AMOUNT."

         4. The first two sentences of Section 5.6 of the Merger Agreement are hereby amended and restated in their entirety to read as follows:

                  "5.6 WWT OPERATIONS. As of the Effective Time, all of WWT's assets, Intellectual Property and Contracts (including that certain secured promissory note by CleanTech Biofuels, Inc. in the principal amount of $450,000 and those certain warrants to acquire shares of CleanTech Biofuels, Inc.'s common stock) shall be vested in the Surviving Corporation. Immediately

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                  following the Effective Time, an amount in cash equal to the
                  Closing Balance shall be distributed by the Surviving Corporation to Vertex Nevada."

         5. Section 6.1(f) of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

                           "(f) CASH. WWT shall have cash and cash equivalents
                  totaling at least the Closing Balance."

         6. Section 6.1(g) of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

                           "TERMINATION OF COWART GUARANTEES. If and only if the
                  Bridge Note, including all accrued interest thereon, has been repaid in full prior to the Closing, the Cowart Guarantees shall have been terminated."

         7. NO FURTHER CHANGES. All other provisions of the Merger Agreement shall remain in full force and effect after the execution of this Amendment.

         8. TEXAS LAW GOVERNS. This Amendment shall be governed by and construed under the internal laws of the State of Texas.




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         IN WITNESS WHEREOF, the Parties hereto have duly executed this
Amendment as of the day and year first above written.

                                      World Waste Technologies, Inc.,
                                      a California Corporation


                                      By: /S/ JOHN PIMENTEL
                                          ----------------------------
                                          Name:   John Pimentel
                                          Title:  CEO



                                      Vertex Merger Sub, LLC,
                                      a California Limited Liability Company


                                      By: /S/ BENJAMIN P. COWART
                                          ----------------------
                                          Name:   Benjamin P. Cowart
                                          Title:  CEO



                                      Vertex Energy, Inc.,
                                      a Nevada corporation


                                      By: /S/ BENJAMIN P. COWART
                                         -----------------------
                                         Name:  Benjamin P. Cowart
                                          title: CEO



                                      /S/ BENJAMIN P. COWART
                                      ----------------------------------
                                      Benjamin P. Cowart, individually


                                      Vertex Energy LP,
                                      a Texas limited partnership


                                      By: /S/ BENJAMIN P. COWART
                                          -----------------------
                                           Name:   Benjamin P. Cowart
                                           Title:  CEO